EXHIBIT 99.4

U.S. CONCRETE, INC.
Letter to Clients
for
Tender of All Outstanding
8 3/8% Senior Subordinated Notes due 2014
Issued on July 5, 2006
in Exchange for
8 3/8% Senior Subordinated Notes due 2014

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2007 (the “Expiration Date”), unless sooner terminated or extended. Outstanding Old Notes tendered in the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer.

To Our Clients:

We are enclosing with this letter a prospectus dated          , 2006 (the “Prospectus”) of U.S. Concrete, Inc. (the “Issuer”) and the related Letter of Transmittal. These two documents together constitute the offer by the Issuer and various subsidiaries of the Issuer which are providing guarantees of the notes referred to below, as set forth in the Prospectus (the “Guarantors”), to exchange the Issuer’s 8 3/8% Senior Subordinated Notes due 2014, guaranteed, jointly and severally, on a senior subordinated unsecured basis, by the Guarantors (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of issued and outstanding 8 3/8% Senior Subordinated Notes due 2014 issued on July 5, 2006, guaranteed, jointly and severally, on a senior subordinated unsecured basis, by the Guarantors (the “Outstanding Old Notes”). The offer to exchange New Notes for Outstanding Old Notes and the related documentation are referred to herein as the “Exchange Offer.” The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Old Notes being tendered for exchange.

We are the holder of record of Outstanding Old Notes held by us for your own account. A tender of your Outstanding Old Notes held by us can be made only by us as the record holder according to your instructions. We are furnishing the Letter of Transmittal to you for your information only. It cannot be used by you to tender Outstanding Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Under the Letter of Transmittal, each holder of Outstanding Old Notes will represent to the Issuer and the Guarantors that:

•	such holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or any Guarantor, or if such holder is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if such holder is a broker-dealer, it is not tendering Outstanding Old Notes acquired directly from the Issuer or any Guarantor, or from an affiliate of the Issuer or Guarantor, for its own account;

•	if such holder is not a broker-dealer, it is not engaged in, and does not intend to participate in, a distribution (within the meaning of the Securities Act) of the New Notes;

•	such holder does not have an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Outstanding Old Notes or the New Notes;

•	any New Notes received by such holder are being acquired in the ordinary course of business of such holder;

•	if such holder is a broker-dealer who will receive New Notes for its own account in exchange for Outstanding Old Notes, those Outstanding Old Notes were acquired as a result of market-making activities or other trading activities, and it will deliver a Prospectus, as required by law, in connection with any resale of those New Notes; provided that, by so representing and by delivering a Prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	such holder is not acting on behalf of any person who could not truthfully and completely make the forgoing representations.

Very truly yours,

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf before the Expiration Date.

INSTRUCTION TO
DTC TRANSFER PARTICIPANT

To Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt and review of the prospectus dated          , 2006 (the “Prospectus”) of U.S. Concrete, Inc. (the “Issuer”) and the related Letter of Transmittal. These two documents together constitute the offer by the Issuer and various subsidiaries of the issuer which are providing guarantees of the notes referred to below, as set forth in the Prospectus (the “Guarantors”), to exchange its 8 3/8% Senior Subordinated Notes due 2014, guaranteed, jointly and severally, on a senior subordinated unsecured basis, by the Guarantors (the “New Notes”), the issuance of which has been registered under the Securities Act of 1993, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 8 3/8% Senior Subordinated Notes due 2014 issued on July 5, 2006, guaranteed, jointly and severally, on a senior subordinated unsecured basis, by the Guarantors (the “Outstanding Old Notes”). The offer to exchange New Notes for Outstanding Old Notes and the relevant documentation are referred to herein as the “Exchange Offer.”

This will instruct you, the registered holder and the DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Old Notes held by you for the account of the undersigned.

The aggregate principal amount of the Outstanding Old Notes held by you for the account of the undersigned is (fill in amount):

Principal
Title of Series	Amount

U.S. Concrete, Inc. 8 3/8% Senior Subordinated Notes due 2014

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER all Outstanding Old Notes held by you for the account of the undersigned.

☐	To TENDER the following amount of Outstanding Old Notes held by you for the account of the undersigned:

Principal
Title of Series	Amount

U.S. Concrete, Inc. 8 3/8% Senior Subordinated Notes due 2014

☐	NOT to TENDER any Outstanding Old Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Outstanding Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made to the Issuer with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

(i) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer or any Guarantor, or if the undersigned is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(ii) if the undersigned is a broker-dealer, it is not tendering Outstanding Old Notes acquired directly from the Issuer or any Guarantor, or from an affiliate of the Issuer or Guarantor, for its own account;

(iii) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to participate in, a distribution (within the meaning of the Securities Act) of New Notes;

(iv) the undersigned does not have an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Outstanding Old Notes or the New Notes;

(v) any New Notes received by the undersigned are being acquired in the ordinary course of business of the undersigned;

(vi) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Old Notes, those Outstanding Old Notes were acquired as a result of market-making activities or other trading activities, and it will deliver a Prospectus, as required by law, in connection with any resale of those New Notes; provided that, by so representing and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

(vii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the forgoing representations

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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